                                                                EXHIBIT 3.3

                         REGISTRATION RIGHTS AGREEMENT

This Agreement is made as of the 18th day of December, 1996.

B E T W E E N:


         NEUROSCIENCE PARTNERS LIMITED PARTNERSHIP, a limited partnership constituted under the laws of the Province of Ontario

                                   - and -


         APOLLO GENETICS, INC.,
         a corporation subsisting under the laws of Delaware


RECITALS:

1. Apollo and the Fund have entered into a Royalty Purchase Agreement (the "Royalty Agreement") of even date herewith.

2. Pursuant to the Royalty Agreement, the Fund will purchase Apollo Common Shares, warrants to purchase Apollo Common Shares and a right to convert future Royalties into Apollo Common Shares.

3. Pursuant to the Royalty Agreement, Apollo has agreed to enter into this Registration Rights Agreement.

IN CONSIDERATION of the premises, the mutual covenants in this agreement and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, terms defined in the Royalty Agreement not otherwise defined herein shall have the respective meanings assigned thereto in the Royalty Agreement. In addition, the following terms shall have the following respective meanings:

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                                      -2-

    "ACT" shall mean the SECURITIES ACT of 1933, as amended;

    "AGREEMENT" means this agreement, the recitals, all attached schedules and any agreement, exhibit or schedule supplementing or amending this agreement. All uses of the words "hereto", "herein," "hereof," "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection, Exhibit or Schedule refer to the applicable article, section, subsection, exhibit or schedule of this Agreement;

    "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

    "COMPANY" shall mean Apollo;

    "HOLDER" shall mean the Fund holding Registrable Securities and any other Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 10 hereof;

    "INITIAL PUBLIC OFFERING" shall mean the initial public offering of the Company, a reverse take-over or any other event pursuant to which securities of the Company become listed and posted for trading on any stock exchange or qualified for unlisted trading privileges on any trade reporting and quotation system for over-the-counter trading;

    "INITIATING HOLDER" shall mean any Holder or Holders who, in the aggregate, hold not less than twenty-five percent (25%) of the outstanding Registrable Securities;

    "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement;

    "REGISTRABLE SECURITIES" shall mean the Shares and any Apollo Common Shares or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Apollo Common Shares otherwise issued or issuable with respect to the Shares, provided, however, that Apollo Common Shares or other securities shall only be treated as Registrable securities if and so long as they have not been sold to or through a broker or dealer or underwriter' in a public distribution or a public securities transaction;

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                                     -3-

    "REGISTRATION EXPENSES" shall mean all expenses, except Selling Expenses, incurred by the Company in complying with paragraphs 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and the fees and expenses of counsel for the Holders);

    "RESTRICTED SECURITIES" shall mean the securities of Apollo that are restricted securities under the SECURITIES ACT and applicable state securities laws;

    "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and fees and expenses of counsel for the Holder;

    "SHARES" shall mean: (i) the Apollo Common Shares issued to the Fund pursuant to the Subscription Agreement; (ii) the Apollo Common Shares issuable upon exercise of the Warrants; and (iii) the Apollo Common Shares issuable upon exercise of the Conversion Right;

    "SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement between Apollo and the Fund dated of even date herewith; and

    "WARRANTS" shall mean the $.70 warrants and the $.875 Warrants, collectively.

2.  COMPANY REGISTRATION.

    (a) NOTICE OF REGISTRATION. If at any time or from time to time after the completion date of the Company's Initial Public Offering, the Company shall determine to register any of its securities, either for its own account or the account of a securityholder or holders (other than pursuant to Section 3 of this Agreement), other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

         (i)  promptly give to any Holder written notice thereof; and

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                                     -4-

         (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

    (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise any Holder as a part of the written notice given pursuant to Section 2(a)(i). In such event the right of any Holder to registration pursuant to this paragraph 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

    Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities and other securities to be included in such registration or exclude them entirely. The Company shall advise any Holder distributing its securities through such underwriting of the managing underwriter's limitation and the number of Shares of Registrable Securities and other securities that may be included in the underwriting (the "Other Shares"). The Other Shares shall be allocated among the Holders of Registrable Securities and the holders of other securities, if more than one, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities held by such Holders and holders at the time of filing the registration statement. To facilitate the allocation of securities in accordance with the above provisions, the Company may round the number of securities allocated to any Holder or holder to the nearest 100 shares.

    If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating to the

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                                     -5-

    underwriting, or such other shorter period of time as the underwriters may require.

    (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

3.  REQUESTED REGISTRATION.

    (a) REQUEST FOR REGISTRATION. In case the Company shall receive from any Initiating Holders a written request that the Company effect a registration: (i) at any time 13 months after the completion date of the Company's Initial Public Offering, with respect to a maximum of 714,429 Registrable Securities; and (ii) at any time 25 months after the completion of the Company's Initial Public Offering, with respect to all of the Registrable Securities, the Company will as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state or provincial securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

    The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3:

         (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, it being acknowledged and agreed that the Company is not restricted from effecting a registration in California, Illinois, Massachusetts, Minnesota and New York by virtue of this Section 3(a)(ii);

         (ii) after the Company has initiated two such registrations pursuant to this Section 3 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the

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                                     -6-

         Holders have not elected to bear the Registration Expenses pursuant to
         Section 5 hereof and would, absent such election, have been required to bear such expenses);

         (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and

         (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 4 hereof.

    Subject to the foregoing clauses (i) to (iv), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of any Holder and in any event within one hundred twenty (120) days after receipt of such request; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

    (b)  UNDERWRITING.  In the event that a registration pursuant to this
    Section 3 is for a registered public offering involving an underwriting, the Company shall so advise the Holder. In such event, the right of any Holder to such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

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                                     -7-

    The Company shall (together with any Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Securities that may be included in the registration and underwriting shall be equal to the number specified by the underwriter, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

    If the Holder of Registrable Securities disapproves of the terms of the underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

4.  REGISTRATION ON FORM S-3.   If any Holder requests that the Company file
a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as any Holder may reasonably request. Provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 4 in any calendar year. The substantive provisions of Section 3(b) shall be applicable to each registration under this Section 4.

5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to this Agreement shall be borne by the Company; provided, however, that if the Holders bear the Registration

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                                     -8-

Expenses for any registration proceeding begun pursuant to Section 3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 3 hereof; and provided further, however, that: (i) if at the time of such withdrawal, the Holders have learned of a material adverse event with respect to the condition, business or prospects of the Company not known to the Holders at the time of their request; or (ii) such withdrawal is made after a deferral of such registration by the Company pursuant to Section 3(a), then the Holders shall not be required to pay any of such expenses and such registration proceeding shall not be counted as a requested registration pursuant to Section 3 hereof. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

6. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep any Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

    (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least sixty
    (60) days or until the distribution described in the Registration Statement has been completed.

    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

    (c) Furnish to any Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by any Holder.

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                                     -9-

    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Any Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

    (f) Notify any Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement: (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to any Holder requesting registration of Registrable Securities; and (ii) a letter, dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to any Holder requesting registration of Registrable Securities.

7.  INDEMNIFICATION.

    (a) The Company will indemnify any Holder, each of its respective officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus,

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                                     -10-

    offering circular or other document, or any amendment or supplement thereto, incidental to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state, provincial or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the company will reimburse each such Holder, each of their respective officers and directors, and each person controlling such Holder, each such underwriter and each person who controls each such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expanse arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document

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                                     -11-

    in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

    (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnifying Party shall bear the expense of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8. INFORMATION BY HOLDER. Any Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder, the Registrable Securities held by him and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

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                                     -12-

9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to Use its best efforts to:

    (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the SECURITIES EXCHANGE ACT of 1934, as amended.

    (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the SECURITIES EXCHANGE ACT of 1934, as amended (at any time after it has become subject to such reporting requirements);

    (c) so long as any Holder owns any Restricted Securities, to furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the SECURITIES EXCHANGE ACT of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

10. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted under Sections 2, 3 and 4 may be assigned to a transferee or assignee in connection with any transfer or assignment of the Warrants, the Conversion Right or Registrable Securities by a Holder, provided that such transfer may otherwise be effected in accordance with applicable securities laws and such transferee or assignee assumes in writing the obligations of such Holder under this Agreement.

11. STANDOFF AGREEMENT. Each Holder agrees, so long as such Holder holds Registrable Securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Apollo Common Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company enter into similar agreements.

12. TERMINATION OF REGISTRATION RIGHTS. All rights of the Holders under this Agreement shall terminate 5 years from the completion date of the Company's Initial Public Offering.

13. AMENDMENT OF REGISTRATION RIGHTS. Any provision of the Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and any Holders. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of such Registrable Securities, and the Company.

14. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not, without the prior written consent of any Holder, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of any Holders which is included

15. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

16. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws in force in the Commonwealth of Massachusetts. The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts with respect to any matter arising hereunder or related thereto.

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                                     -14-

17. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

18. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be given or made in accordance with the provisions for notice set out in Section 10.13 of the Royalty Agreement.

19. SEVERABILITY. Any invalidity, illegality or limitation in the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to any other Holder. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

21 NUMBER AND GENDER. In this Agreement, words in the singular include the plural and vice versa and words in one gender include all genders.

22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

23. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default hereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any Holder, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver a Holder of any provisions or conditions of this Agreement must be in writing and shall. be effective only to the extent specifically set forth in writing and that all remedies, either under this agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

24. ATTORNEY FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.



                                   NEUROSCIENCE PARTNERS LIMITED
                                   PARTNERSHIP by its General Partner
                                   MDS ASSOCIES-NEUROSCIENCE INC.



                               Per:  /s/ Michael J. Callaghan, Vice-President
                                         _____________________________________
                                         Michael J. Callaghan, Vice-President

                               Per:  /s/ Keith Dorrington, Vice-President
                                         _____________________________________
                                         Keith Dorrington, Vice-President


                                   APOLLO GENETICS, INC.



                                   Per: ______________________________________